Exhibit 99.1
Procore Announces Third Quarter 2026 Financial Results
CARPINTERIA, CA – November 3, 2026 – Procore Technologies, Inc. (NYSE: PCOR), the leading global provider of construction management software, today announced financial results for the third quarter ended September 30, 2026.
“Q3 was another outstanding quarter, with revenue and margins above the high end of our guidance,” said Ajei Gopal, President and CEO of Procore. “We delivered new capabilities across our flagship products and made Procore AI’s digital coworkers generally available. We are well on our way to becoming a next-generation, AI-native construction management platform and a true system of intelligence for construction.”
“Our Q3 performance reflects continued excellent execution across our core business, with revenue up 19%, including 2 percentage points from DroneDeploy,” said Rachel Pyles, CFO of Procore. “Driven by that underlying momentum, we are raising our full-year revenue and margin outlook, reinforcing our commitment to durable, profitable growth and compounding free cash flow per share.”
Third Quarter 2026 Financial Highlights:
•Revenue was $402 million, an increase of 19% year-over-year.
•GAAP gross margin was 80% and non-GAAP gross margin was 84%.
•GAAP operating margin was (2%) and non-GAAP operating margin was 23%.
•Operating cash inflow for the third quarter was $96 million, an increase of 8% year-over-year.
•Free cash inflow for the third quarter was $73 million, an increase of 8% year-over-year.
•Basic and diluted WASO used for GAAP net loss per share was 150,382,584, relatively flat year-over-year. Diluted WASO used for non-GAAP earnings per share was 151,685,003, a change of (1%) year-over-year.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Recent Business Highlights:
•Achieved a gross revenue retention rate of 95% in the third quarter.
•Number of organic customers contributing more than $100,000 of annual recurring revenue totaled 2,968 as of September 30, 2026, an increase of 14% year-over-year.
•Acquired DroneDeploy and its 3D ground/aerial reality capture technology to expand Procore's visual intelligence and AI capabilities.
•Introduced Asset Register to continuously capture asset data and streamline contractor-to-owner project handovers.
•Launched Ground Pro via DroneDeploy to help turn everyday mobile site captures into actionable, measurable 3D records.
•Hosted Groundbreak 2026 and announced a new voice-first mobile experience, Procore AI Go, and strategic collaborations with NVIDIA and IBM, among other platform innovations.

Fourth Quarter, Full Year, and FY’27 Outlook:
Procore is providing the following guidance for the fourth quarter 2026, the full year 2026, and the full year 2027:
•Fourth Quarter 2026 Outlook:
◦Revenue is expected to be in the range of $420 million to $422 million, including inorganic revenue from DroneDeploy of $19 million, representing year-over-year growth of 20.3% to 20.9%.
◦Non-GAAP operating margin is expected to be in the range of 15.5% to 16.0%.
•Full Year 2026 Outlook:
◦Revenue is expected to be in the range of $1,557.0 million to $1,559.0 million, including inorganic revenue from DroneDeploy of $24 million, representing year-over-year growth of 17.7% to 17.9%.
◦Non-GAAP operating margin is expected to be in the range of 19.0% to 19.5%.
◦Free cash flow margin is expected to be 18.0%, including approximately $23 million in one-time cash payments related to our acquisition of DroneDeploy. Excluding these one-time cash payments, free cash flow margin is expected to be 19.5%.
•Full Year 2027 Outlook:
◦Non-GAAP operating margin is expected to be 25%.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.
Stock Repurchase Program
On November 3, 2025, Procore’s Board of Directors authorized a stock repurchase program to repurchase up to $300 million of Procore’s outstanding common stock. That program expired on November 3, 2026. On October 30, 2026, the Board of Directors authorized a new stock repurchase program to repurchase up to $300 million of Procore's outstanding common stock. As was the case with the previous stock repurchase program, Procore intends to opportunistically repurchase shares based on market conditions through the open market (including via pre-set trading plans) or other transactions in accordance with applicable law. The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities. The new program does not obligate Procore to acquire any particular amount of common stock, or any common stock at all, and may be suspended or discontinued at any time at Procore’s discretion. The program will be funded using Procore’s working capital and will expire on October 30, 2027.
Quarterly Conference Call
Procore Technologies, Inc. will hold a conference call to discuss its third quarter results at 8:30 a.m., Eastern Time, on Wednesday, November 4, 2026. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry, including our outlook for the fourth quarter 2026, the full fiscal year 2026, and the full fiscal year 2027, our expectations regarding the performance of our business and product offerings, and our ability to drive durable, profitable growth, that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events, future financial or operating performance, or new, planned, or upgraded products, services, or features, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.

Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations. Such factors include, but are not limited to, our expectations regarding our financial performance (including revenues, expenses, and margins, and our ability to achieve or maintain future profitability), our ability to effectively manage our growth, and challenges in our business and in the markets in which we operate or anticipate entering into, economic and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, interest rates, tariffs, and challenging geopolitical or macroeconomic conditions), our ability to successfully identify and complete acquisitions, joint ventures, or investments (including our ability to successfully integrate and realize the expected benefits of the foregoing, as applicable), our ability to realize the expected benefits of our go-to-market model, our ability to attract new customers and retain and increase sales to existing customers, our ability to expand internationally, the effects of increased competition in our markets and our ability to compete effectively, our estimated total addressable market, our ability to execute, and realize benefits from, our stock repurchase program, our ability to develop and integrate new products, platform capabilities, services, and features in an efficient and timely manner and get our customers and prospective customers to adopt such new products, platform capabilities, services, and features, our ability to successfully incorporate AI into our products, services, and platform, and deploy AI in our business operations, our ability to manage our debt, the impact of litigation or other disputes on our business, and other factors as set forth in Procore’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Procore’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed on July 31, 2026. You should not rely on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.
Non-GAAP Financial Measures
In addition to Procore’s results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Procore believes certain non-GAAP measures, as described below, are useful in evaluating Procore’s operating performance. Procore uses this non-GAAP financial information, collectively, to evaluate its ongoing operations as well as for internal planning and forecasting purposes. Procore believes that non-GAAP financial information, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with GAAP, and are presented for supplemental purposes only.
Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Net Income per Share: Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, acquisition-related expenses, and impacts of income tax effects on non-GAAP net income and non-GAAP net income per share. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income from operations by total revenue. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Non-GAAP diluted earnings per share is computed by giving effect to all potential weighted average dilutive common stock equivalents outstanding for the period, including options to purchase common stock, restricted stock units, and shares to be issued pursuant to the employee stock purchase plan. The dilutive effect of outstanding awards is reflected in non-GAAP diluted earnings per share by application of the treasury stock method.

Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software and cloud-computing arrangement implementation costs. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in Procore's business and an important part of the compensation provided to its employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, Procore believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is a non-cash expense and is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Since the amount of employer payroll tax-related items on employee stock transactions is highly variable due to factors outside Procore's control, and unrelated to Procore’s core operations, operating results, revenue-generating activities, business strategy, industry, or regulatory environment, management does not consider employer payroll tax on employee stock transactions in the evaluation of the business or in making operating plans. Accordingly, Procore believes this adjustment in arriving at these non-GAAP measures provides investors with a better understanding of the performance of its core business in a manner that is consistent with management’s view of the business. Acquisition-related expenses include external and incremental transaction costs, such as legal and due diligence costs and retention or other compensation payments. These expenses are unpredictable and generally would not have otherwise been incurred in the periods presented as part of Procore's continuing operations. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related expenses, may not be indicative of such future costs. Procore believes that excluding acquisition-related expenses facilitates the comparison of its financial results to its historical operating results and to other companies in its industry. In the first quarter of FY26, Procore began utilizing a non-GAAP annual effective tax rate for the computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting the non-GAAP tax rate, we utilize a financial projection that excludes the impact of other non-GAAP adjustments, including the current tax structure, Procore's existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. We periodically re-evaluate the non-GAAP effective tax rate, as necessary, for significant events based on relevant tax law changes and material changes in Procore's geographic profile. When evaluating the transition to using a non-GAAP annual effective tax rate, Procore considered financial projections paired with the three-year history of positive non-GAAP net income results. Procore believes that it is useful to utilize a non-GAAP annual effective rate prospectively in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Unlike stock-based compensation expense, employer payroll tax related to employee stock transactions is a cash expense that we will continue to incur in the future. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.
Free Cash Flow: Procore defines free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth, and execute our stock repurchase program.

Other Metrics
Customer Count: The aforementioned customer count excludes customers acquired from business combinations that do not have standard Procore annual contracts.
Gross Revenue Retention Rate and Annual Recurring Revenue: For information on how we calculate gross revenue retention rate and annual recurring revenue, refer to Procore's most recent Quarterly Report on Form 10-Q.
About Procore
Procore Technologies, Inc. (NYSE: PCOR) is a leading technology partner for every stage of construction. Built for the industry, Procore’s unified technology platform drives efficiency and mitigates risk through AI & data-driven insights and decision making. Over three million projects have run on Procore across 150+ countries. For more information, visit www.procore.com.
Media Contact
press@procore.com
Investor Contact
ir@procore.com

Procore Technologies, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in thousands, except share and per share amounts)
Revenue	$402,313	$338,851	$1,136,803	$973,402
Cost of revenue(1)(2)(3)(4)	78,695	68,762	225,599	201,420
Gross profit	323,618	270,089	911,204	771,982
Operating expenses
Sales and marketing(1)(2)(3)(4)	149,971	144,290	444,937	424,871
Research and development(1)(2)(3)(4)	108,481	88,049	287,395	264,560
General and administrative(1)(3)(4)	72,348	52,780	197,398	164,093
Total operating expenses	330,800	285,119	929,730	853,524
Loss from operations	(7,182)	(15,030)	(18,526)	(81,542)
Interest income	7,573	4,826	16,517	15,838
Interest expense	(4,962)	(276)	(5,409)	(859)
Accretion income, net	391	2,068	2,102	6,542
Other income (expense), net	492	(210)	5,815	2,204
(Loss) income before provision for (benefit from) income taxes	(3,688)	(8,622)	499	(57,817)
Provision for (benefit from) income taxes	901	479	(2,738)	5,362
Net (loss) income	$(4,589)	$(9,101)	$3,237	$(63,179)
Net (loss) income per share attributable to common stockholders, basic	$(0.03)	$(0.06)	$0.02	$(0.42)
Net (loss) income per share attributable to common stockholders, diluted	$(0.03)	$(0.06)	$0.02	$(0.42)
Weighted-average shares used in computing net (loss) income per share attributable to common stockholders, basic	150,382,584	150,278,399	150,894,359	149,978,697
Weighted-average shares used in computing net (loss) income per share attributable to common stockholders, diluted	150,382,584	150,278,399	152,649,473	149,978,697

(1)Includes stock-based compensation expense and amortization of capitalized stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in thousands)
Cost of revenue	$6,207	$6,155	$18,345	$17,291
Sales and marketing	18,672	16,658	57,420	49,197
Research and development	23,624	20,969	64,173	60,630
General and administrative	13,822	15,491	43,436	41,591
Total stock-based compensation expense*	$62,325	$59,273	$183,374	$168,709
*Includes amortization of capitalized stock-based compensation of $3.7 million and $3.1 million, respectively, for the three months ended September 30, 2026 and 2025; and $11.0 million and $8.7 million, respectively, for the nine months ended September 30, 2026 and 2025, which was initially capitalized as capitalized software and cloud-computing arrangement implementation costs.
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in thousands)
Cost of revenue	$9,466	$7,659	$25,486	$23,276
Sales and marketing	1,577	3,346	3,603	9,998
Research and development	—	661	883	1,951
Total amortization of acquired intangible assets	$11,043	$11,666	$29,972	$35,225
(3)Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in thousands)
Cost of revenue	$140	$181	$443	$642
Sales and marketing	558	560	1,882	2,439
Research and development	668	629	2,405	3,458
General and administrative	324	294	1,141	1,639
Total employer payroll tax on employee stock transactions	$1,690	$1,664	$5,871	$8,178

(4)Includes acquisition-related expenses as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in thousands)
Cost of revenue	$307	$—	$307	$—
Sales and marketing	4,050	139	4,370	933
Research and development	9,416	695	15,003	2,439
General and administrative	12,788	238	15,331	779
Total acquisition-related expenses	$26,561	$1,072	$35,011	$4,151

Procore Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)

	September 30, 2026	December 31, 2025

	(in thousands)
Assets
Current assets
Cash and cash equivalents	$540,017	$480,684
Marketable securities, current	73,852	287,802
Accounts receivable, net	260,845	287,805
Contract cost asset, current	65,235	55,384
Prepaid expenses and other current assets	97,629	55,157
Total current assets	1,037,578	1,166,832
Marketable securities, non-current	—	42,529
Capitalized software development costs, net	156,320	142,228
Property and equipment, net	52,205	48,624
Right of use assets - finance leases	11	19,619
Right of use assets - operating leases	50,548	36,024
Contract cost asset, non-current	93,582	79,004
Intangible assets, net	389,490	105,364
Goodwill	1,254,948	574,083
Other assets	37,548	24,758
Total assets	$3,072,230	$2,239,065
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$45,387	$25,168
Accrued expenses	136,847	130,280
Deferred revenue, current	717,895	687,062
Other current liabilities	83,217	42,047
Total current liabilities	983,346	884,557
Deferred revenue, non-current	3,759	6,041
Finance lease liabilities, non-current	—	26,557
Operating lease liabilities, non-current	62,082	45,855
Convertible notes, non-current	927,940	—
Other liabilities, non-current	10,261	13,793
Total liabilities	1,987,388	976,803
Stockholders’ equity
Common stock	15	15
Additional paid-in capital	2,429,555	2,609,093
Accumulated other comprehensive loss	(2,389)	(1,270)
Accumulated deficit	(1,342,339)	(1,345,576)
Total stockholders’ equity	1,084,842	1,262,262
Total liabilities and stockholders’ equity	$3,072,230	$2,239,065

Remaining performance obligation:
The following table presents our current and non-current remaining performance obligations at the end of each period:

	September 30,		Change
	2026	2025	Dollar	Percent

	(dollars in thousands)
Remaining performance obligations
Current	$1,174,246	$911,220	$263,026	29%
Non-current	635,467	498,314	137,153	28%
Total remaining performance obligations	$1,809,713	$1,409,534	$400,179	28%

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in thousands)
Operating activities
Net (loss) income	$(4,589)	$(9,101)	$3,237	$(63,179)
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Stock-based compensation	58,593	56,153	172,349	160,023
Depreciation and amortization	33,520	29,196	93,492	83,288
Accretion of discounts on marketable debt securities, net	(390)	(1,868)	(2,102)	(6,163)
Abandonment of long-lived assets	1,768	413	3,652	2,868
Convertible note interest	673	—	673	—
Gain on lease modifications	—	—	(5,775)	—
Noncash operating lease expense	2,011	1,382	5,486	4,311
Unrealized foreign currency (gain) loss, net	(128)	628	3,008	(1,522)
Deferred income taxes	(2,020)	623	(6,212)	2,191
Provision for (benefit from) credit losses	245	(118)	151	(1,084)
(Increase) decrease in fair value of strategic investments	(69)	54	(6,659)	237
Changes in operating assets and liabilities, net of effect of asset acquisitions and business combinations
Accounts receivable	(8,354)	(12,007)	38,451	42,611
Deferred contract cost assets	(8,731)	(11,592)	(24,430)	(31,767)
Prepaid expenses and other assets	(17,867)	(7,263)	(24,440)	(16,499)
Accounts payable	10,027	8,782	18,215	(4,191)
Accrued expenses and other liabilities	26,447	18,536	4,667	30,168
Deferred revenue	4,770	12,996	(10,969)	(15,313)
Operating lease liabilities	(213)	1,658	(2,472)	(651)
Net cash provided by operating activities	95,693	88,472	260,322	185,328
Investing activities
Purchases of property and equipment	(4,147)	(5,392)	(14,090)	(12,400)
Capitalized software development costs	(18,551)	(15,343)	(52,668)	(47,900)
Purchases of strategic investments	(1,349)	(739)	(1,715)	(1,641)
Sales of strategic investments	83	—	455	—
Purchases of marketable securities	—	(59,207)	—	(277,813)
Maturities of marketable securities	87,264	63,365	150,375	287,024
Sales of marketable securities	—	2,698	106,731	2,698
Business combinations, net of cash acquired	(790,460)	—	(949,356)	(41,515)
Asset acquisitions, net of cash acquired	—	—	—	(3,533)
Net cash (used in) provided by investing activities	(727,160)	(14,618)	(760,268)	(95,080)
Financing activities
Proceeds from stock option exercises	2,336	1,172	6,752	8,779
Proceeds from employee stock purchase plan	—	—	13,007	14,404
Repurchases of common stock	(175,000)	(25,655)	(275,035)	(128,815)
Proceeds from issuance of convertible notes	950,000	—	950,000	—
Payment of capped call transactions	(59,090)	—	(59,090)	—
Payment of debt issuance costs	(22,734)	—	(22,734)	—
Payment of tax withholding for net share settlement	(18,711)	(21,318)	(49,224)	(71,173)
Payment of deferred asset acquisition consideration	(300)	—	(600)	—
Principal payments under finance lease agreements, net of proceeds from lease incentives	(18)	(416)	(746)	(1,216)
Net increase in funds held for customers	(3,555)	6,251	18,584	6,251
Net cash provided by (used in) financing activities	672,928	(39,966)	580,914	(171,770)
Net increase (decrease) in cash and cash equivalents	41,461	33,888	80,968	(81,522)
Effect of exchange rate changes on cash	598	(790)	(3,083)	1,160
Cash, cash equivalents, and restricted cash, beginning of period	526,072	324,262	490,246	437,722
Cash, cash equivalents, and restricted cash, end of period	$568,131	$357,360	$568,131	$357,360

Procore Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(dollars in thousands)
Revenue	$402,313	$338,851	$1,136,803	$973,402
Gross profit	323,618	270,089	911,204	771,982
Stock-based compensation expense	6,207	6,155	18,345	17,291
Amortization of acquired technology intangible assets	9,466	7,659	25,486	23,276
Employer payroll tax on employee stock transactions	140	181	443	642
Acquisition-related expenses	307	—	307	—
Non-GAAP gross profit	$339,738	$284,084	$955,785	$813,191
Gross margin	80%	80%	80%	79%
Non-GAAP gross margin	84%	84%	84%	84%

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(dollars in thousands)
Revenue	$402,313	$338,851	$1,136,803	$973,402

GAAP sales and marketing	149,971	144,290	444,937	424,871
Stock-based compensation expense	(18,672)	(16,658)	(57,420)	(49,197)
Amortization of acquired intangible assets	(1,577)	(3,346)	(3,603)	(9,998)
Employer payroll tax on employee stock transactions	(558)	(560)	(1,882)	(2,439)
Acquisition-related expenses	(4,050)	(139)	(4,370)	(933)
Non-GAAP sales and marketing	$125,114	$123,587	$377,662	$362,304
GAAP sales and marketing as a percentage of revenue	37%	43%	39%	44%
Non-GAAP sales and marketing as a percentage of revenue	31%	36%	33%	37%

GAAP research and development	$108,481	$88,049	$287,395	$264,560
Stock-based compensation expense	(23,624)	(20,969)	(64,173)	(60,630)
Amortization of acquired intangible assets	—	(661)	(883)	(1,951)
Employer payroll tax on employee stock transactions	(668)	(629)	(2,405)	(3,458)
Acquisition-related expenses	(9,416)	(695)	(15,003)	(2,439)
Non-GAAP research and development	$74,773	$65,095	$204,931	$196,082
GAAP research and development as a percentage of revenue	27%	26%	25%	27%
Non-GAAP research and development as a percentage of revenue	19%	19%	18%	20%

GAAP general and administrative	$72,348	$52,780	$197,398	$164,093
Stock-based compensation expense	(13,822)	(15,491)	(43,436)	(41,591)
Employer payroll tax on employee stock transactions	(324)	(294)	(1,141)	(1,639)
Acquisition-related expenses	(12,788)	(238)	(15,331)	(779)
Non-GAAP general and administrative	$45,414	$36,757	$137,490	$120,084
GAAP general and administrative as a percentage of revenue	18%	16%	17%	17%
Non-GAAP general and administrative as a percentage of revenue	11%	11%	12%	12%

Reconciliation of income (loss) from operations and operating margin to non-GAAP income from operations and non-GAAP operating margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(dollars in thousands)
Revenue	$402,313	$338,851	$1,136,803	$973,402
(Loss) income from operations	(7,182)	(15,030)	(18,526)	(81,542)
Stock-based compensation expense	62,325	59,273	183,374	168,709
Amortization of acquired intangible assets	11,043	11,666	29,972	35,225
Employer payroll tax on employee stock transactions	1,690	1,664	5,871	8,178
Acquisition-related expenses	26,561	1,072	35,011	4,151
Non-GAAP income from operations	$94,437	$58,645	$235,702	$134,721
Operating margin	(2%)	(4%)	(2%)	(8%)
Non-GAAP operating margin	23%	17%	21%	14%

Reconciliation of net income (loss) and net income (loss) per share to non-GAAP net income and non-GAAP net income per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in thousands, except share and per share amounts)
Revenue	$402,313	$338,851	$1,136,803	$973,402
Net (loss) income	(4,589)	(9,101)	3,237	(63,179)
Stock-based compensation expense	62,325	59,273	183,374	168,709
Amortization of acquired intangible assets	11,043	11,666	29,972	35,225
Employer payroll tax on employee stock transactions	1,690	1,664	5,871	8,178
Acquisition-related expenses	26,561	1,072	35,011	4,151
Provision for income taxes*	(19,665)	—	(56,231)	—
Non-GAAP net income	$77,365	$64,574	$201,234	$153,084

Numerator:
Non-GAAP net income	$77,365	$64,574	$201,234	$153,084

Denominator:
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic	150,382,584	150,278,399	150,894,359	149,978,697
Effect of dilutive securities: Employee stock awards	1,302,419	3,277,157	1,755,114	4,428,985
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, diluted	151,685,003	153,555,556	152,649,473	154,407,682

GAAP net (loss) income per share, basic	$(0.03)	$(0.06)	$0.02	$(0.42)
GAAP net (loss) income per share, diluted	$(0.03)	$(0.06)	$0.02	$(0.42)
Non-GAAP net income per share, basic	$0.51	$0.43	$1.33	$1.02
Non-GAAP net income per share, diluted	$0.51	$0.42	$1.32	$0.99
*For the three and nine months ended September 30, 2026, management has used an estimated annual effective non-GAAP tax rate of 21%.

Computation of free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in thousands)
Net cash provided by operating activities	$95,693	$88,472	$260,322	$185,328
Purchases of property and equipment	(4,147)	(5,392)	(14,090)	(12,400)
Capitalized software development costs	(18,551)	(15,343)	(52,668)	(47,900)
Non-GAAP free cash flow	$72,995	$67,737	$193,564	$125,028